Van Kampen Harbor Fund
                          Item 77(O) 10F-3 Transactions
                         January 1, 2005 - June 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
  PNM   3/24/  4,300,  $50.00 $215,00  60,000    1.40%  0.80$    Banc   JPMorg
Resour    05    000            0,000                              of      an
  ces                                                           Americ
 Inc.                                                             a
                                                                Securi
                                                                 ties
                                                                 LLC,
                                                                JPMorg
                                                                 an,
                                                                Morgan
                                                                Stanle
                                                                  y